As filed with the Securities and Exchange Commission on December 19, 2013

Registration No. 333-189146

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NV Energy, Inc.

(Exact name of registrant as specified in its charter)

Nevada	88-0198358
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6226 West Sahara Avenue

Las Vegas, Nevada 89146

(702) 402-5000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Paul J. Kaleta, Esq.

Executive Vice President, Shared Services, General Counsel and Corporate Secretary

NV Energy, Inc.

6226 West Sahara Drive

Las Vegas, Nevada 89146

(702) 402-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

James A. McDaniel, Esq.

Choate, Hall & Stewart LLP

Two International Place

Boston, Massachusetts 02110

(617) 248-5000

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☒

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the Registration No. 333-189146 filed on Form S-3 (the “Registration Statement”) by the Registrant with the Securities and Exchange Commission on June 7, 2013, which registered 1,237,251 shares of the Registrant’s common stock, par value $1.00 per share under the Registrant’s Dividend Reinvestment Plan.

On December 19, 2013, pursuant to the Agreement and Plan of Merger, dated as of May 29, 2013, among the Registrant, MidAmerican Energy Holdings Company (“MidAmerican”), and Silver Merger Sub, Inc. (“Merger Sub”), Merger Sub merged with and into the Registrant, with the Registrant surviving as a wholly-owned indirect subsidiary of MidAmerican (the “Merger”).

In connection with the Merger, the offerings pursuant to the Registration Statement have been terminated. The Registrant hereby removes from registration any of the securities registered under the Registration Statement that remain unsold under the Registration Statement as of the filing date of this Post-Effective Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on December 19, 2013.

NV ENERGY, INC.

By:	/s/ E. Kevin Bethel
E. Kevin Bethel
Vice President, Chief Financial Officer

Note: No other person is required to sign this Post-Effective Amendment to the Registration Statement in reliance on Rule 478 of the Securities Act of 1933.